   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1996.
                                                     Registration No. 333-______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    ------------------------------------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ------------------------------------

                         REPUBLIC GROUP INCORPORATED
           (Exact name of registrant as specified in its charter)

            DELAWARE                                            75-1155922
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                               311 EAST 30TH AVE.
                         HUTCHINSON, KANSAS  67502-4341
              (Address of Principal Executive Offices) (Zip Code)

                               ------------------

                          REPUBLIC GROUP INCORPORATED
               AMENDED AND RESTATED 1989 LONG-TERM INCENTIVE PLAN
          AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)

                                  PHIL SIMPSON
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          REPUBLIC GROUP INCORPORATED
                               311 EAST 30TH AVE.
                         HUTCHINSON, KANSAS  67502-4341
                                 (316) 727-2700
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

              ---------------------------------------------------

                                    Copy to:
                                BRYAN E. BISHOP
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                                2200 ROSS AVENUE
                                   SUITE 2200
                              DALLAS, TEXAS  75201
                                 (214) 740-8000

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
    Title of Securities         Amount to be          Proposed Maximum         Proposed Maximum             Amount of
      to be Registered           Registered          Offering Price per       Aggregate Offering       Registration Fee *
                                                          Share *                   Price*
--------------------------------------------------------------------------------------------------------------------------
  Common Stock, $1.00 par      874,500 shares           $17.38                   $15,198,810              $5,241
  value**
==========================================================================================================================


* Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock of the Company on the New York Stock Exchange on November 18, 1996.

** The Registration Statement also pertains to rights to purchase Common Stock of the Company. One right is attached to and trades with each share of Common Stock of the Company. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.

  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         THIS REGISTRATION STATEMENT HEREBY INCORPORATES BY REFERENCE THE CONTENTS OF (I) THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, FILED WITH THE SECURITIES EXCHANGE COMMISSION ON OCTOBER 18, 1990 (REGISTRATION NUMBER 33-37367) RELATING TO THE REPUBLIC GROUP INCORPORATED AMENDED AND RESTATED 1989 LONG-TERM INCENTIVE PLAN AND (II) THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, FILED WITH THE SECURITIES EXCHANGE COMMISSION ON OCTOBER 18, 1990 (REGISTRATION NUMBER 33-37366) RELATING TO THE REPUBLIC GROUP INCORPORATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the introductory note to
Part I of Form S-8.  The document(s) containing the information specified in
Part I will be sent or given to employees as specified by Rule 428(b)(1).

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Republic Group Incorporated, a Delaware corporation (the "Company"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

                 (b) The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Form 8-A Registration Statement filed with the Commission pursuant to the Exchange Act on October 24, 1984, SEC File No. 1-7210, including any amendments or reports filed for the purposes of updating such description.

                 (c) Description of Rights to Purchase Common Stock contained in the Company's Form 8-A/A Registration Statement filed with the Commission pursuant to the Exchange Act on November 22, 1996.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify its directors, officers, employees and agents and to purchase insurance, with respect to liability arising out of their capacity or status as directors, officers, employees and agents. Section 145 further provides that the indemnification provided therein shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents of a corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                 Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a credit against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, except in relation to matters as to which any such director or officer or former director of officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

                 Article VI of the Company's Amended and Restated Bylaws (the "Bylaws") provides for indemnification of the Company's directors, officers, employees and agents in certain circumstances and sets forth certain procedures for such indemnification. Article VI of the Company's Bylaws, which are filed as Exhibit 4.2 to this Registration Statement, is incorporated herein by reference.

                 The Company has a directors and officers insurance policy insuring directors and officers and former directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs that any such persons may become legally obligated to pay on account of claims made against them, for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties to the Company in their capacities as directors or officers, or any matter claimed against them solely by reason of their serving in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT NUMBER                        DESCRIPTION
    --------------                        -----------
         4.1              Second Restated Certificate of Incorporation of the
                          Company (incorporated by reference to Exhibit 3(a) to
                          the Company's Quarterly Report on Form 10-Q, dated
                          November 13, 1996).

         4.2              Amended and Restated Bylaws of the Company
                          (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q, dated
                          November 13, 1996).

         4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration
                          Statement on Form 8-A, dated October 25, 1984, SEC
                          File No. 1-7210).

         4.4              Republic Group Incorporated Amended and Restated 1989
                          Long-Term Incentive Plan (incorporated by reference to
                          Exhibit 10(a) to the Company's Quarterly Report on
                          Form 10-Q, dated November 13, 1996).

         4.5              Republic Group Incorporated Amended and Restated Non-
                          Employee Director Stock Option Plan (incorporated by reference to Exhibit 10(b) to the Company's Quarterly
                          Report on Form 10-Q, dated November 13, 1996).

         4.6              Amended and Restated Rights Agreement between the
                          Company and UMB Bank, N.A. as Rights Agent
                          (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K, dated
                          November 22, 1996).

         4.7              Description of Rights to Purchase Common Stock
                          (incorporated by reference to Item 1 to the Company's
                          Registration Statement on Form 8-A/A, dated
                          November 22, 1996).

         5.1              Opinion of Locke Purnell Rain Harrell (A Professional
                          Corporation).

         23.1             Consent of Arthur Andersen LLP.

         23.2             Consent of Locke Purnell Rain Harrell (A Professional
                          Corporation) (included in its opinion filed as Exhibit
                          5.1).

         24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phil Simpson and Stephen L. Gagnon, and each of them or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of Republic Group Incorporated (the "Company") covering securities issued or issuable under or in connection with the Company's Amended and Restated 1989 Long-Term Incentive Plan and Amended and Restated Non-Employee Director Stock Option Plan (as now or hereafter amended) and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S- 8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 24th day of October, 1996.

                                  REPUBLIC GROUP INCORPORATED


                                  By:  /s/ Phil Simpson
                                      ------------------------------------------
                                      Phil Simpson
                                      Chairman of the Board, President and
                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                              Date
---------                                  -----                                              ----
/s/ Phil Simpson                           Chairman of the Board, President,
----------------------------------         Chief Executive Officer and Director               October 24, 1996
Phil Simpson                               (principal executive officer)


/s/ Stephen L. Gagnon                      Executive Vice President and Director              October 24, 1996
----------------------------------
Stephen L. Gagnon

/s/ Doyle R. Ramsey                        Vice President and Chief Financial Officer         October 24, 1996
----------------------------------         (principal financial officer)
Doyle R. Ramsey

/s/ John W. McCracken                      Controller (principal accounting officer)          October 24, 1996
----------------------------------
John W. McCracken

/s/ Bert A. Nelson                         Director                                           October 24, 1996
----------------------------------
Bert A. Nelson

/s/ Talbot Rain                            Director                                           October 24, 1996
----------------------------------
Talbot Rain

/s/ Gerald L. Ray                          Director                                           October 24, 1996
----------------------------------
Gerald L. Ray

/s/ Robert F. Sexton                       Director                                           October 24, 1996
----------------------------------
Robert F. Sexton

/s/ David R. Simpson                       Director                                           October 24, 1996
----------------------------------
David R. Simpson

/s/ L. L. Wallace                          Director                                           October 24, 1996
----------------------------------
L. L. Wallace

/s/ David B. Yarbrough                     Director                                           October 24, 1996
----------------------------------
David B. Yarbrough

                              INDEX TO EXHIBITS


EXHIBIT NUMBER                        DESCRIPTION
--------------                        -----------
     4.1        Second Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3(a) to the Company's
                Quarterly Report on Form 10-Q, dated November 13, 1996).

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q, dated November 13, 1996).

     4.3        Specimen Common Stock Certificate (incorporated by reference to
                Exhibit 4 to the Company's Registration Statement on Form 8-A, dated October 25, 1984, SEC File No. 1-7210).

     4.4        Republic Group Incorporated Amended and Restated 1989 Long-Term
                Incentive Plan (incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q, dated November 13,
                1996).

     4.5        Republic Group Incorporated Amended and Restated Non-Employee
                Director Stock Option Plan (incorporated by reference to
                Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q, dated November 13, 1996).

     4.6        Amended and Restated Rights Agreement between the Company and
                UMB Bank, N.A. as Rights Agent (incorporated by reference to
                Exhibit 4 to the Company's Current Report on Form 8-K, dated
                November 22, 1996).

     4.7 Description of Rights to Purchase Common Stock (incorporated by reference to Item 1 to the Company's Registration Statement on Form 8-A/A, dated November 22, 1996).

     5.1        Opinion of Locke Purnell Rain Harrell (A Professional
                Corporation).

     23.1       Consent of Arthur Andersen LLP.

     23.2       Consent of Locke Purnell Rain Harrell (A Professional
                Corporation) (included in its opinion filed as Exhibit 5.1).

     24 Power of Attorney (included on the signature page of this Registration Statement).